AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 2003

                                                 REGISTRATION NO.  333-104804

   ==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------
                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                 --------------
                    CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

             (Exact name of registrant as specified in its charter)


              DELAWARE                           36-4459170
------------------------------------        -------------------
   (State or other jurisdiction               (I.R.S. Employer
 of incorporation or organization)           Identification No.)

                              30 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 930-1000
                    (Address of Principal Executive Offices)

                                AGREEMENT BETWEEN
                  CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND
                                JAMES J. MCNULTY
                              (Full Title of Plan)

                            KATHLEEN M. CRONIN, ESQ.
           MANAGING DIRECTOR, GENERAL COUNSEL AND CORPORATE SECRETARY
                    CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
                              30 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 930-1000
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent for Service)

                                    Copy to:

                             RODD M. SCHREIBER, ESQ.
                 Skadden, Arps, Slate, Meagher & Flom (Illinois)
                              333 West Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 407-0700


                                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                                   PROPOSED MAXIMUM
                                                    AMOUNT TO    PROPOSED MAXIMUM     AGGREGATE        AMOUNT OF
                 TITLE OF SHARES                  BE REGISTERED   OFFERING PRICE    OFFERING PRICE   REGISTRATION
                TO BE REGISTERED                       (1)         PER SHARE (2)         (2)              FEE
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share        10,000          $71.28           $712,800           $58
(including rights to acquire Series A Junior
Participating Preferred Stock pursuant to our
rights plan)
--------------------------------------------------------------------------------------------------------------------

(1)   Represents shares of our Class A common stock issuable upon exercise of a portion of the Class B portion of the option Mr. McNulty received under his employment agreement, together with an indeterminate number of shares of our Class A common stock that may become issuable under Mr. McNulty's employment agreement as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of our Class A common stock. In accordance with Rule 416 under the Securities Act of 1933, as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(2)   Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of our Class A common stock on September 8, 2003, as reported on the New York Stock Exchange.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (Registration No. 333-104804) (the "Original Registration Statement") of Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the "Company"), is being filed by the Company to register an additional 10,000 shares of the Company's Class A common stock, par value $0.01 per share, issuable pursuant to the exercise of a portion of the Class B portion of the option granted to the Company's Chief Executive Officer under his employment agreement.

           INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

         The Company hereby incorporates by reference into this Amendment the contents of the Original Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

Exhibit

Number        Description

     5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

     23.1     Consent of Ernst & Young LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     24.1*    Power of Attorney.

-----------
* Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 9, 2003.

                               CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.


                               By     /s/ Kathleen M. Cronin
                                   -------------------------------------
                                      Kathleen M. Cronin
                                      Managing Director, General Counsel and
                                      Corporate Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on September 9, 2003.

               SIGNATURE                  TITLE

                  *                       President and Chief Executive Officer
         -------------------------        and Director
            James J. McNulty


                  *                       Chairman of the Board and Director
         -------------------------
           Terrence A. Duffy


                  *                       Managing Director and
         --------------------------       Chief Financial Officer
            David G. Gomach


                  *                       Managing Director and
         --------------------------       Chief Accounting Officer
             Nancy W. Goble


                                          Director
         --------------------------
           Timothy R. Brennan


                  *                       Director
         --------------------------
           Martin J. Gepsman


                                          Director
         --------------------------
           Daniel R. Glickman


                                          Director
         ---------------------------
              Scott Gordon


                  *                       Director
         ---------------------------
            Bruce F. Johnson


                                          Director
         ---------------------------
             Gary M. Katler


                  *                       Director
         ---------------------------
            Patrick B. Lynch


                  *                       Director
         ---------------------------
              Leo Melamed


                  *                       Director
        -----------------------------
          William P. Miller II


                                          Director
        -----------------------------
            John D. Newhouse


                  *                       Director
        -----------------------------
             James E. Oliff


                  *                       Director
        -----------------------------
         William G. Salatich, Jr.


                  *                       Director
        -----------------------------
            John F. Sandner


                  *                       Director
        -----------------------------
            Terry L. Savage


                  *                       Director
        -----------------------------
            Myron S. Scholes


                  *                       Director
        -----------------------------
           William R. Shepard


                  *                       Director
        -----------------------------
            Howard J. Siegel


                  *                       Director
        -----------------------------
            David J. Wescott



*  By:   /s/ Kathleen M. Cronin
         ----------------------------------------
         Kathleen M. Cronin, as attorney-in-fact


                                INDEX TO EXHIBITS

Exhibit

Number        Description

     5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

     23.1     Consent of Ernst & Young LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

     24.1*    Power of Attorney.

-----------
* Previously filed.